Exhibit 99.1

ADVASA Announces Dividend Policy Targeting a 50% Annual Payout Ratio

TOKYO and NEW YORK, October 16, 2026 – Advasa Holdings, Inc. (Nasdaq: ADBT) (“ADVASA” or the “Company”), a fintech payment holding company delivering Earned Wage Access (“EWA”) and financial infrastructure solutions, today announced that its Board of Directors (the “Board”) adopted a dividend policy targeting an annual cash dividend payout ratio of 50% for its common stock, beginning with the fiscal year ending March 31, 2027.

Payout Ratio and Earnings Basis

The target annual payout ratio is calculated as total cash dividends on common stock attributable to a fiscal year divided by consolidated net income attributable to stockholders of common stock for that fiscal year, determined in accordance with U.S. generally accepted accounting principles (U.S. GAAP), multiplied by 100. This earnings measure reflects the deduction of amounts attributable to noncontrolling interests, applicable preferred stock dividends and other required allocations. The target does not apply when this earnings measure is zero or negative. The 50% target is based on net income attributable to stockholders, not operating income, and does not represent a dividend yield.

Conditions for Future Dividends

Any declaration, amount, timing and payment of dividends will remain subject to separate approval by the Board, applicable law, including the limitations on dividends under the Delaware General Corporation Law, the Company’s certificate of incorporation, bylaws, any applicable preferred stock rights and contractual restrictions. The Board will consider financial results, earnings, cash flows, liquidity, capital needs, debt obligations, the availability of funds at the parent company, restrictions on transfers from subsidiaries, foreign exchange rates and other relevant factors. The policy is a target and does not create an obligation to declare or pay any dividend. There can be no assurance that any dividend will be declared or paid. Any dividend is dependent upon the Company’s performance, including its financial results, earnings and cash flows, and the other factors described in this release. Actual payout ratios may differ from the target. The Board may modify, suspend or discontinue the policy. No dividend has been declared as part of this announcement, and no per-share dividend amount, record date, payment date or timing of an initial dividend has been established.

About ADVASA

Advasa Holdings, Inc. is a fintech company dedicated to delivering financial well-being to all workers. The company operates an Earned Wage Access (EWA) platform that allows employees to access their earned wages in real time. Leveraging a global patent strategy, it has established a robust intellectual property foundation across markets such as Japan, the United States, and South Korea. By seamlessly integrating with major HR/payroll systems and diverse payment infrastructures, including bank transfers and digital wallets, ADVASA plans to expand into global markets where the demand for financial inclusion is rapidly growing, such as Indonesia and the UAE.

Forward-Looking Statements

All statements in this press release of ADVASA and its subsidiaries that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Acts”). In particular, when used in this press release, the words “estimates,” “believes,” “hopes,” “expects,” “intends,” “plans,” “anticipates,” “aim,” “goal,” or “may,” derivations of such words, and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Acts and are subject to the safe harbor created by the Acts, although not all forward-looking statements are denoted by such words. Any statements made in this press release other than those of historical fact, about an action, event or development, are forward-looking statements. In this press release, forward-looking statements relate, among other things, to the dividend policy, the target payout ratio, and the potential declaration, amount and timing of future dividends. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of significant risks, uncertainties, and other factors, many of which are outside of the Company’s control, that could cause actual results to materially and adversely differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, changes in profitability, financial results, earnings, cash flows, liquidity, capital requirements, financing availability, debt or contractual restrictions, restrictions on distributions from subsidiaries, foreign exchange rates, applicable laws, limitations under Delaware law, including the Delaware General Corporation Law, preferred stock rights, and those set forth in the Risk Factors sections of the Company’s reports filed with the Securities and Exchange Commission (“SEC”). Copies of such documents are available on the SEC’s website, www.sec.gov. Accordingly, readers should not place undue reliance on any forward-looking statements. ADVASA undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

Contacts

ADVASA Investor Relations

Email: ir@advasa.co.jp

Website: https://adbt.io/

Investor Relations: https://ir.adbt.io

X: @AdvasaHoldings (https://x.com/AdvasaHoldings)